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Exhibit 10.22

SECOND AMENDMENT TO
PARTICIPATION AGREEMENT
(Undivided Interest in the Conemaugh Facility)

        THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT dated as of June 18, 2003 (this "Amendment"), among (i) RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC (formerly known as Sithe Pennsylvania Holdings, LLC), a Delaware limited liability company, as Facility Lessee, (ii) CONEMAUGH LESSOR GENCO LLC, a Delaware limited liability company, as Owner Lessor, (iii) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware, not in its individual capacity, except as expressly provided herein and in the Participation Agreement referred to below, but solely as manager under the LLC Agreement, (iv) WILMINGTON TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware in its individual capacity, (v) PSEGR CONEMAUGH GENERATION, LLC, a Delaware limited liability company, as Owner Participant, (vi) DEUTSCHE BANK TRUST COMPANY AMERICAS, as successor to BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, except as expressly provided herein and in the Participation Agreement referred to below, but solely as trustee under the Lease Indenture, and (vii) DEUTSCHE BANK TRUST COMPANY AMERICAS, as successor to BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, except as expressly provided herein and in the Participation Agreement referred to below, but solely as trustee under the Pass Through Trust Agreement.

        WHEREAS, the Facility Lessee, the Owner Lessor, the Lessor Manager, Wilmington Trust Company, the Owner Participant, the Lease Indenture Trustee and the Pass Through Trustee have entered into that certain Participation Agreement dated as of August 24, 2000, as amended by that certain First Amendment to Participation Agreement dated as of November 15, 2001 (together with any and all amendments and modifications thereof, the "Participation Agreement"); capitalized terms used herein and not otherwise defined have the same meaning as in the Participation Agreement; and

        WHEREAS, the parties to the Participation Agreement desire to amend the terms thereof as provided for herein;

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Amendments to the Participation Agreement.

        (a)   Section 5.8 of the Participation Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof:

          Section 5.8.    Credit Support.    So long as the Certificates are outstanding:

          (a)   The Facility Lessee shall maintain for the benefit of the Owner Lessor (or its permitted assignee), Qualifying Credit Support (i) issued in favor of the Owner Lessor (or its permitted assignee) by a Qualifying Credit Support Issuer in the case of a letter of credit, surety bond, or guarantee, provided that Facility Lessee shall not be deemed in default of this clause (i) solely as a result of a Qualifying Credit Support Issuer ceasing to be such so long as Facility Lessee complies with Section 5.8(d); (ii) with an available amount equal to the greater of (A) the Periodic Lease Rent scheduled to be paid in the next six months and (B) 50% of the Periodic Lease Rent scheduled to be paid in the next twelve months, provided that (1) the available amount of the Credit Support on any Rent Payment Date shall remain in effect (and not be adjusted as required above) until the earlier of (A) the date upon which the amount due on such Rent Payment Date shall have been paid in full and (B) the tenth (10th) day after such Rent Payment Date and

  (2) the Facility Lessee shall not be deemed in default of this clause (ii) solely as a result of a reduction in the available amount of the Credit Support resulting from a drawing thereunder so long as the Facility Lessee complies with Section 5.8(e) (as of the Closing Date, the minimum available amount of the Qualifying Credit Support required to be in effect during the term of the Certificates pursuant to this clause (ii) is set forth on Schedule 9 hereto (which Schedule does not give effect to any Adjustment Item pursuant to Section 3.5 of the Facility Lease, or any issuance of Additional Lessor Notes or any Exchange pursuant to Section 14.3 (the Facility Lessee acknowledges that the occurrence of any such event may require an increase in the required minimum available amount)); and (iii) if such Qualifying Credit Support is in the form of a letter of credit, surety bond, or guarantee, its stated expiration date shall not be earlier than one year after the date of issuance of such Qualifying Credit Support (such Qualifying Credit Support to be assigned by the Owner Lessor to the Lease Indenture Trustee in accordance with the Lease Indenture). The type of Qualifying Credit Support shall be selected by the Facility Lessee, and the Lease Indenture Trustee agrees to exchange one type of Qualifying Credit Support for another type upon the Facility Lessee's written request to the Lease Indenture Trustee with notice to the Owner Lessor, which exchange may be made no earlier than five Business Days after the Lease Indenture Trustee's receipt of such request and the Owner Lessor's receipt of such notice.

          (b)   If Qualifying Credit Support in the form of a letter of credit, surety bond, or guarantee shall have an expiration date prior to the maturity date of the Certificates and the Facility Lessee does not elect to replace such Qualifying Credit Support with the proceeds of a drawing thereon, the Facility Lessee shall cause such Qualifying Credit Support to be extended or replaced (in compliance with Section 5.8(f)) on or before the date that is at least 30 days prior to such Qualifying Credit Support's expiration date.

          (c)   If the Facility Lessee or any Qualifying Credit Support Issuer, as applicable, elects to terminate any Qualifying Credit Support in the form of a letter of credit, surety bond, or guarantee prior to the maturity date of the Certificates other than by allowing a drawing thereon, the Facility Lessee or such Qualifying Credit Support Issuer, as the case may be, shall notify the Owner Lessor and the Lease Indenture Trustee of its intent to terminate the Qualifying Credit Support 60 days prior to the proposed termination date and the Facility Lessee shall replace (in compliance with Section 5.8(f)) such Qualifying Credit Support on or before a date that is 30 days prior to the proposed termination date.

          (d)   If at any time subsequent to the issuance of a Qualifying Credit Support in the form of a letter of credit, surety bond, or guarantee, the Qualifying Credit Support Issuer ceases to be a Qualifying Credit Support Issuer, the Facility Lessee shall, within 60 days of receiving Actual Knowledge of such Qualifying Credit Support Issuer's failing to be a Qualifying Credit Support Issuer, replace (in compliance with Section 5.8(f)) such credit support with a replacement Qualifying Credit Support.

          (e)   If at any time a Qualifying Credit Support is drawn upon or applied by Lease Indenture Trustee as assignee of the Owner Lessor to pay Periodic Lease Rent not paid when due or drawn in full under Section 9(d)(iv), the Facility Lessee shall have 90 days to reinstate the availability under the drawn, or the amount of the applied, Qualifying Credit Support (or provide a new Qualifying Credit Support (in compliance with Section 5.8(f))) in an amount equal to the amount then required by Section 5.8(a)(ii), it being understood that any amount drawn under a Qualifying Credit Support in the form of a letter of credit, surety bond, or guarantee and not applied to pay Periodic Lease Rent not paid when due shall be held by the Lease Indenture Trustee as Qualifying Credit Support.

          (f)    The Facility Lessee shall be permitted, from time to time, to replace any Qualifying Credit Support issued or established with a replacement Qualifying Credit Support (including any replacement by receipt of proceeds of a drawing of Qualifying Credit Support under Section 9(d)(iv)) so long as (i) the Facility Lessee has certified to the Lease Indenture Trustee that such replacement Qualifying Credit Support complies with the provisions hereof; (ii) the Owner Lessor assigns such replacement Qualifying Credit Support to the Lease Indenture Trustee; (iii) in the case of Qualifying Credit Support that is (A) a letter of credit, surety bond, or guarantee, the Facility Lessee delivers (or causes to be delivered) to the Owner Lessor and the Lease Indenture Trustee an opinion of counsel addressed to each of them (in form reasonably satisfactory to the Owner Lessor) to the effect that the obligations of the Qualifying Credit Support Issuer under any replacement Qualifying Credit Support that is not a letter of credit are valid and enforceable and that the Lien of the Lease Indenture in any such Qualifying Credit Support constitutes a valid, enforceable and perfected security interest in any such Qualifying Credit Support (in each case, subject to customary qualifications) and (B) cash or Cash Equivalents, the Facility Lessee delivers (or causes to be delivered) to the Owner Lessor and the Lease Indenture Trustee (in form reasonably satisfactory to the Owner Lessor) an opinion of counsel addressed to each of them within 10 Business Days after the payment of the drawing on the Qualifying Credit Support giving rise to such cash or Cash Equivalents to the effect that (1) the Lien of the Lease Indenture in any such Qualifying Credit Support constitutes a valid, enforceable and perfected security interest in any such Qualifying Credit Support (subject to customary qualifications) securing the Facility Lessee's obligations to pay Periodic Lease Rent or Termination Value and (2) any documentation executed by the Facility Lessee in connection therewith is a legal, valid and binding obligation of the Facility Lessee enforceable in accordance with its terms; and (iv) there shall be no interruption in the coverage provided by the Qualifying Credit Support in consequence of such optional replacement. Upon any replacement satisfying the conditions of this Section 5.8(f), the Lease Indenture Trustee shall return any replaced Qualifying Credit Support to the Facility Lessee and execute any discharges or releases reasonably requested by the Facility Lessee.

          (g)   With respect to Qualifying Credit Support in the form of cash or Cash Equivalents, (i) the Lease Indenture Trustee as assignee of the Owner Lessor shall invest any cash held as Qualifying Credit Support in Cash Equivalents as directed by the Facility Lessee in writing so long as the opinion delivered under Section 5.8(f)(iii)(B) covers the perfection of the Lien of the Lease Indenture in such Cash Equivalents; (ii) any earnings from such Qualifying Credit Support received by the Lease Indenture Trustee shall be distributed to the Facility Lessee upon the Facility Lessee's written request made no more frequently than once each calendar month so long as no Lease Event of Default has occurred and is continuing or would be caused thereby and such distribution would otherwise be permitted under the Operative Documents; and (iii) in the event that no Significant Lease Default or Lease Event of Default has occurred and is continuing and the Facility Lessee provides for the benefit of the Owner Lessor Qualifying Credit Support that is a letter of credit, surety bond, or guarantee in the amount required to be maintained pursuant to Section 5.8(a), the Lease Indenture Trustee shall return to the Facility Lessee the balance of such Qualifying Credit Support.

        (b)   Paragraph (d) of Section 9 of the Participation Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof:

          (d)   Promptly upon (and in any event within three (3) Business Days after) any of the following, (i) the Lease Indenture Trustee's obtaining Actual Knowledge (or receipt of notice) of a Lease Default under clause (a) of Section 16 of the Facility Lease, (ii) receipt by the Lease Indenture Trustee of notice of a Lease Event of Default under clause (g) or (h) of Section 16 of the Facility Lease, (iii) acceleration of the Notes after the occurrence and during the continuance of a Lease Event of Default, or (iv) the 30th day prior to the expiration date or early termination date of any Qualifying Credit Support that is a letter or credit, surety bond, or guarantee (without such Qualifying Credit Support being extended or replaced in accordance with Section 5.8), the Lease Indenture Trustee shall make an appropriate presentation under such Qualifying Credit Support in accordance with its terms (such presentation to be in an amount equal to, in the case of clause (i) above, the aggregate amount of such past due Periodic Lease Rent or Termination Value (but not in excess of the amount then available thereunder), and in the case of clauses (ii), (iii) and (iv) above, the full amount then available thereunder). The proceeds of any such drawing shall be applied to the Periodic Lease Rent or Termination Value as such amounts become due and payable. The proceeds of any drawing pursuant to Section 9(d)(iv) shall be held by the Lease Indenture Trustee as collateral for the payment of Periodic Lease Rent or Termination Value and applied to Periodic Lease Rent and Termination Value as such amounts become due and payable in accordance with the terms of the Operative Documents; provided that, in the event that no Significant Lease Default or Lease Event of Default has occurred and is continuing and the Facility Lessee provides for the benefit of the Owner Lessor Qualifying Credit Support that is a letter of credit, surety bond, or guarantee in the amount required to be maintained pursuant to Section 5.8(a), the Lease Indenture Trustee shall return to the Facility Lessee any unapplied proceeds of such drawing.

  The Lease Indenture Trustee as assignee of the Owner Lessor shall also apply any Qualifying Credit Support that is cash or Cash Equivalents to the Periodic Lease Rent or Termination Value as such amounts become due and payable in accordance with the terms of the Operative Documents after (i) the Lease Indenture Trustee's obtaining Actual Knowledge (or receipt of notice) of a Lease Default under clause (a) of Section 16 of the Facility Lease, (ii) receipt by the Lease Indenture Trustee of notice of a Lease Event of Default under clause (g) or (h) of Section 16 of the Facility Lease, or (iii) acceleration of the Notes after the occurrence and during the continuance of a Lease Event of Default.

        (c)   Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Operative Documents" and inserting in lieu thereof:

  "Operative Documents" shall mean the Participation Agreement, the Deed and Bill of Sale, the Facility Lease, the Site Lease and Sublease, the Assignment and Reassignment of Owners Agreement, the Lease Indenture, the Lessor Notes, the Pass Through Trust Agreements, the Certificates, the LLC Agreement, the Tax Indemnity Agreement, the Subsidiary Guaranty, the Qualifying Credit Support (and any transfer letter or other instrument with respect thereto or any cash collateral agreement or security agreement executed in connection therewith), the Lease Pledge Agreement, the Intercreditor Agreement, and the OP Guarantee.

        (d)   Appendix A to the Participation Agreement is hereby amended by deleting the definition of "Qualifying Credit Support" and inserting in lieu thereof:

  "Qualifying Credit Support" shall mean (i) an irrevocable unconditional stand by letter of credit, surety bond or guarantee substantially in the form of Exhibit C-1, Exhibit C-2, or Exhibit C-3, respectively, to the Participation Agreement, issued in favor of the Owner Lessor (or its permitted assignee) by a Qualifying Credit Support Issuer (and assigned to the Lease Indenture Trustee), provided, that (A) any secured reimbursement obligations in respect of any such Qualifying Credit Support secured with property of the Facility Lessee or the Subsidiary Guarantors are secured only with property of the Facility Lessee and the Subsidiary Guarantors not otherwise securing the Facility Lessee's obligations under the Facility Lease and (B) in the case of a surety bond, each of S&P and Moody's must confirm its then current rating on the Certificates prior to the Facility Lessee's first use of a surety bond as Qualifying Credit Support or (ii) cash or Cash Equivalents obtained by the Lease Indenture Trustee as assignee of the Owner Lessor pursuant to a draw on any other form of Qualifying Credit Support and held for the benefit of the Owner Lessor (or its permitted assignee), pursuant to a cash collateral agreement or other security agreement reasonably acceptable to the Lease Indenture Trustee executed and delivered to the Lease Indenture Trustee within 10 Business Days after the payment of the drawing on the Qualifying Credit Support giving rise to such cash or Cash Equivalents as security for the Facility Lessee's obligation to pay Periodic Lease Rent or Termination Value under the Facility Lease (it being explicitly understood with respect to credit support in the form of cash or Cash Equivalents that such credit support is for security purposes only and is not a prepayment of rent).

        Section 2.    Conditions to Effectiveness.    This Amendment shall become effective as of the date (the "Effective Date") when:

        (a)   an officer of each of the parties hereto shall have executed and delivered a counterpart hereof; and

        (b)   the Facility Lessee has executed and delivered to each of the parties hereto a certificate stating that each of the following shall have occurred:

          (i)    receipt by the Lease Indenture Trustee of evidence that all necessary consents to this Amendment have been obtained;

          (ii)   receipt by the Lease Indenture Trustee of an opinion of counsel pursuant to Section 8.3 of the Lease Indenture that the Lease Indenture Trustee's execution of this Amendment is permitted; and

          (iii)  receipt by the Owner Participant of an opinion of Shearman & Sterling with respect to any tax consequences of this Amendment reasonably acceptable to the Owner Participant.

        Section 3.    Ratification of Related Documents.    The Participation Agreement, as amended hereby, and each of the other Operative Documents is hereby ratified and confirmed to be in full force and effect. To the extent that the amendments set forth above cause conforming amendments to the Operative Documents, by virtue of such Operative Documents incorporating by reference (directly, indirectly, specifically or through the General Provisions of the Appendix A to the Participation Agreement) provisions of either the Participation Agreement or Appendix A to the Participation Agreement, all such conforming amendments to the Operative Documents are hereby approved.

        Section 4.    Limitations.    The modifications set forth herein are limited precisely as written, and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Participation Agreement or any of the other Operative Documents, or (b) prejudice any right or rights which any Transaction Party may now have or may have in the future under or in connection with the Participation Agreement or any of the other Operative Documents. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

        Section 5.    Choice of Law.    This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York without giving effect to the conflicts of laws provisions thereof except New York General Obligations Law Section 5-1401.

        Section 6.    Descriptive Headings.    The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        Section 7.    Entire Agreement.    This Amendment, the Operative Documents and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. There are no unwritten oral agreements between the parties.

        Section 8.    Counterparts.    This Amendment may be executed in any number of counterparts and by parties hereto on separate counterparts, each counterpart, when so executed and delivered, shall constitute an original instrument, and all such counterparts shall constitute but one and the same instrument.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized.

RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC, as Facility Lessee
By:	/s/ WILLIAM S. WALLER, JR.
Name:	William S. Waller, Jr.
Title:	Vice President and Treasurer
CONEMAUGH LESSOR GENCO LLC, as Owner Lessor
By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Lessor Manager under the LLC Agreement
By:	/s/ ROBERT P. HINES, JR.
Name:	Robert P. Hines, Jr.
Title:	Senior Financial Services Officer
PSEGR CONEMAUGH GENERATION, LLC
By:	/s/ CHRISTOPHER P. KELLEHER
Name:	Christopher P. Kelleher
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as successor to
BANKERS TRUST COMPANY, not in its individual capacity, except to the extent provided herein, but as Lease Indenture Trustee under the Lease Indenture
By:	/s/ MARION F. ZINOWSKI
Name:	Marion F. Zinowski
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as successor to
BANKERS TRUST COMPANY, not in its individual capacity, except to the extent provided herein, but as Pass Through Trustee under the Pass Through Trust Agreement
By:	/s/ MARION F. ZINOWSKI
Name:	Marion F. Zinowski
Title:	Vice President
WILMINGTON TRUST COMPANY, in its individual capacity
By:	/s/ ROBERT P. HINES, JR.
Name:	Robert P. Hines, Jr.
Title:	Senior Financial Services Officer

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Exhibit 10.22 SECOND AMENDMENT TO PARTICIPATION AGREEMENT